                                                                    EXHIBIT 4.05


                           AMENDMENT AGREEMENT NO. 3
                    TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 10th day of November, 1998, by and among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders signatory hereto (the "Lenders") and NATIONSBANK, N.A., a national banking association and successor to NationsBank, National Association (South), as Agent (the "Agent") for the Lenders party to the Agreement (defined below).

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Borrower, the Agent and the Lenders have entered into an Amended and Restated Credit Agreement dated May 15, 1997, as amended by Amendment No. 1 dated as of February 10, 1998, and Amendment No. 2 dated as of June 15, 1998 (the "Agreement"), pursuant to which the Lenders have agreed to make available to the Borrower a revolving credit facility of up to $200,000,000, including a Letter of Credit Facility of up to $10,000,000; and

     WHEREAS, the Agreement provides that the Letters of Credit to be issued under the Agreement will be issued from time to time for the account of the Borrower;

     WHEREAS, the Borrower has indicated that its Subsidiaries often need the credit enhancement afforded by a Letter of Credit in the course of their operations and the Borrower has requested that the Issuing Bank be authorized to issue Letters of Credit under the Agreement on behalf of the Borrower and one or more Subsidiaries, as well as on behalf of the Borrower;

     WHEREAS, the Borrower shall be directly responsible for the reimbursement obligations relating to any such Letters of Credit; and

     WHEREAS, the Borrower has requested and the Agent and the Lenders party hereto have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1.   Definitions.  The term "Agreement" as used herein and in the Loan
          -----------
Documents shall mean the Agreement as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreement.

     2.   Amendment to Credit Agreement. Subject to the conditions set forth
          -----------------------------
herein, the Agreement is amended, effective as of the date hereof, as follows:

          (a) Section 1.2 of the Agreement is amended such that the following
              -----------
     defined terms shall be restated in their entirety to read as follows:

                 (i) "'Applications and Agreements for Letters of Credit' means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower, or by the Borrower and a Subsidiary, as applicable, from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit."

                 (ii) "'Commercial Letter of Credit' means a documentary letter of credit issued by the Issuing Bank for the account of the Borrower, or the Borrower and a Subsidiary, as applicable, which letter of credit is secured by documents."

                 (iii) "'Letter of Credit' means a Standby Letter of Credit or a Commercial Letter of Credit issued by the Issuing Bank for the account of the Borrower, or the Borrower and a Subsidiary, as applicable, pursuant to Article III hereof, including the Existing Letters of
                      -----------
          Credit."

                 (iv) "'Letter of Credit Facility' means the facility described in Article III hereof providing for the issuance by the Issuing Bank
             -----------
          for the account of the Borrower, or the Borrower and a Subsidiary, as applicable, of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment."

                 (v) "'Reimbursement Obligation' shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit (whether such Letter of Credit

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

          was issued for the account of the Borrower or the Borrower and a Subsidiary) to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for
                                                            -----------
          amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit."

                 (vi) "'Standby Letter of Credit' means a letter of credit issued by the Issuing Bank for the account of the Borrower, or the Borrower and a Subsidiary, as applicable, in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or such Subsidiary."

          (b) Section 3.1 of the Agreement is amended in its entirety to read as
              -----------
follows:

               "3.1 Letters of Credit.  The Issuing Bank agrees, subject to the
                    -----------------
          terms and conditions of this Agreement, upon request of the Borrower, or the Borrower and a Subsidiary, as applicable, to issue from time to time for the account of the Borrower, or the Borrower and a Subsidiary, as applicable, Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed
          --------
          the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower, any Subsidiary or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date. Without limiting the foregoing, the Borrower agrees that all Letters of Credit issued upon the request of any Subsidiary or for the benefit of such Subsidiary or any other beneficiary named therein shall constitute Letter of Credit Outstandings; provided further, all obligations owing in connection with such Letters of Credit shall constitute Obligations of the Borrower and be payable by the Borrower as otherwise provided herein with respect to any other Letter of Credit issued at the Borrower's request or for the Borrower's account."

     (c) Section 3.2(a) of the Agreement is amended such that the references to
         --------------
"Section 2.14" appearing therein are deleted and "Section 2.13" references are
 ------------                                     ------------
inserted in lieu thereof.

     (d) Section 3.2(e) of the Agreement is amended in its entirety to read as
         --------------
follows:

               "(e). The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article
                                                                      -------
          VI, be subject to the
          --
          conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower, or if applicable, the Borrower and a Subsidiary, shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto."

     3.   Guarantors.  Each of the Guarantors has joined into the execution of
          ----------
this Amendment for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations, including without limitation those arising in connection with Letters of Credit issued for the account of the Borrower and any of its Subsidiaries.

     4.   Borrower's Representations and Warranties.  The Borrower hereby
          -----------------------------------------
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VII of
                                                               -----------
     the Agreement are true on and as of the date hereof before and after giving effect to this Amendment except that the financial statements referred to in Section 7.6(a) shall be those most recently furnished to each Lender
        --------------
     pursuant to Section 8.1(a) and (b) of the Agreement;
                 ----------------------

          (b) The Borrower and each Guarantor has the power and authority to execute and perform this Amendment and has taken all action required for the lawful execution, delivery and performance thereof.

          (c) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 8.1 of the Agreement, other than changes in the
                  -----------
     ordinary course of business, none of which has been a material adverse change;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 8.1 of
                                                               -----------
     the Agreement have not been,

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

     adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower or any Subsidiary under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

     5.   Conditions to Effectiveness.   This Amendment shall not be effective
          ---------------------------
until the Agent has received to its satisfaction each of the following:

          (a) receipt of twelve (12) counterparts of this Amendment executed by the Borrower, the Guarantors, the Agent and the Required Lenders; and

          (b) such other documents, instruments and certificates as reasonably requested by the Agent.

     6.   Entire Agreement.  This Amendment sets forth the entire understanding
          ----------------
and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     7.   Full Force and Effect of Agreement.  Except as hereby specifically
          ----------------------------------
amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     8.   Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     9.   Further Assurances. The Borrower agrees to deliver such additional
          -------------------
instruments and take such further action (and shall cause each of its Subsidiaries to do the same) as the Agent may reasonably request in order to further evidence the intention of the Agent and the Lenders with respect to Letters of Credit issued for the account of the Borrower and any Subsidiary.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              BORROWER:


                              ROPER INDUSTRIES, INC.
WITNESS:

/s/ Shandler D. Cronk                   By:/s/ Martin S. Headley
---------------------                      ---------------------
                                  Name: Martin S. Headley
________________________                Title:   Vice President and CFO

                       GUARANTORS:


                       AMOT CONTROLS CORPORATION
                       AMOT/METRIX INVESTMENT COMPANY
                       AMOT SALES CORPORATION
                       COMPRESSOR CONTROLS CORPORATION (an Iowa corporation) COMPRESSOR CONTROLS CORPORATION (a Delaware corporation) d/b/a Compressor Controls Corporation - CIS/EE in Iowa
                       CORNELL PUMP COMPANY
                       CORNELL PUMP MANUFACTURING CORPORATION
                       FLUID METERING, INC.
                       GATAN INTERNATIONAL, INC.
                       GATAN, INC.
                       GATAN SERVICE CORPORATION
                       ISL INTERNATIONAL, INC.
                       ISL NORTH AMERICA, INC.
                       MOLECULAR IMAGING CORPORATION
                       PREX CORPORATION
                       ROPER ACQUISITION, INC.
                       ROPER HOLDINGS, INC.
                       ROPER INDUSTRIAL PRODUCTS INVESTMENT CO.
                       ROPER INTERNATIONAL, INC.
                       ROPER INTERNATIONAL PRODUCTS, LTD.
                       ROPER PUMP COMPANY
                       USON CORPORATION
                       PETROTECH, INC.
                       ROPER SCIENTIFIC, INC.
                       FTI FLOW TECHNOLOGY, INC.
                       ACTON RESEARCH CORPORATION

WITNESS:

/s/ Shandler D. Cronk                   By:/s/ Martin S. Headley
------------------------                   ---------------------
                                  Name: Martin S. Headley
________________________                Title:     Vice President

                              INTEGRATED DESIGNS L.P.
                                 By Compressor Controls Corporation,
                                    an Iowa corporation and its sole
                                    general partner
WITNESS:

/s/ Shandler D. Cronk         By:/s/ Martin S. Headley
------------------------         --------------------------
                              Name:    Martin S. Headley
------------------------      Title:   Vice President & Assistant Secretary




                              METRIX INSTRUMENT CO., L.P.
                                 By AMOT Sales Corporation, its sole general
                                    partner
WITNESS:

/s/ Shandler D. Cronk         By:/s/ Martin S. Headley
------------------------         --------------------------
                              Name:    Martin S. Headley
------------------------      Title:   Vice President & Assistant Secretary



                              PREX L.P.
                                 By Compressor Controls Corporation, an Iowa
                                    corporation and its sole general partner
WITNESS:

/s/ Shandler D. Cronk         By:/s/ Martin S. Headley
------------------------         ---------------------------
                              Name:    Martin S. Headley
------------------------      Title:   Vice President & Assistant Secretary


                              USON L.P.
                                 By Compressor Controls Corporation,
                                    an Iowa corporation and its sole
                                    general partner
WITNESS:

/s/ Shandler D. Cronk         By:/s/ Martin S. Headley
------------------------         -----------------------------
                              Name:    Martin S. Headley
------------------------      Title:   Vice President & Assistant Secretary

                              AGENT:

                              NATIONSBANK, N.A., as Agent for the Lenders


                              By:/s/ Greg McCrery
                                 -----------------------------
                              Name:   Greg McCrery
                              Title:  Vice President



                              LENDERS:

                              NATIONSBANK, N.A.


                              By:/s/ Greg McCrery
                                 -----------------------------
                              Name:   Greg McCrery
                              Title:  Vice President

                         THE FIRST NATIONAL BANK OF CHICAGO


                              By:/s/ Lori J. McCarthy
                                 -----------------------------
                              Name: Lori J. McCarthy
                                    --------------------------
                              Title: Vice President
                                    --------------------------

                              SUNTRUST BANK, ATLANTA


                              By:/s/ R. Michael Dunlap
                                 ----------------------------
                              Name: R. Michael Dunlap
                                    -------------------------
                              Title: First Vice President
                                     ------------------------



                              By:/s/ Jonathan H. James
                                 ----------------------------
                              Name: Jonathan H. James
                                    -------------------------
                              Title: Bank Officer
                                     ------------------------

                              ABN AMRO BANK NV

                              By:/s/ Larry K. Kelley
                                 ----------------------------
                              Name: Larry K. Kelley
                                    -------------------------
                              Title: Group Vice President
                                     ------------------------



                              By:/s/ Robert A. Budnek
                                 ----------------------------
                              Name: Robert A. Budnek
                                    -------------------------
                              Title: Vice President
                                     ------------------------

                              SCOTIABANC INC.


                              By:/s/ P.M. Brown
                                 ----------------------------
                              Name: P.M. Brown
                                    -------------------------
                              Title: Relationship Manager
                                     ------------------------

                              CREDIT LYONNAIS ATLANTA AGENCY


                              By:/s/ David M. Cawrse
                                 ---------------------------------------
                              Name: David M. Cawrse
                                    ------------------------------------
                              Title: First Vice President & Manager
                                     -----------------------------------

                              WACHOVIA BANK OF GEORGIA, N.A.


                              By:/s/ William J. Darby
                                 ---------------------------------------
                              Name: William J. Darby
                                    ------------------------------------
                              Title: Vice President
                                     -----------------------------------

                              ROBERT FLEMING & CO. LIMITED


                              By:/s/ A.L. Burke
                                 ----------------------------------------
                              Name: A.L. Burke
                                    -------------------------------------
                              Title: Authorized Signatory
                                     ------------------------------------

                              THE BANK OF TOKYO-MITSUBISHI, LTD.


                              By:/s/ Brandon A. Meyerson
                                 ---------------------------------------
                              Name: Brandon A. Meyerson
                                    ------------------------------------
                              Title: Assistant Vice President
                                     -----------------------------------

                              THE SANWA BANK, LIMITED, acting through its
                                 New York Branch on behalf of its Atlanta Agency


                              By: -------------------------------------

                              Name: -----------------------------------

                              Title: ----------------------------------